                                                             Exhibit 99.27(4)(g)

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

NO-LAPSE ENHANCEMENT RIDER

This rider is made part of the policy to which it is attached if "No-Lapse Enhancement Rider" is shown in the Policy Specifications.

LAPSE PROTECTION. The policy will not lapse, as described in the "Grace Period" provision of the policy, as long as the No-Lapse Value, less Indebtedness, is greater than zero. The "Grace Period" provision of the policy will begin when the No-Lapse Value, less Indebtedness, is less than or equal to zero and when the terms of the "Grace Period" provision of the policy are met.

NO-LAPSE VALUE. The No-Lapse Value is a reference value and is not used in determining the actual Accumulation Value or Death Benefit Proceeds provided by the policy. On each Monthly Anniversary Day, the No-Lapse Value will be calculated as (1), plus (2), minus (3), plus (4), minus (5), minus (6) where:

(1)  is the No-Lapse Value on the preceding Monthly Anniversary Day.

(2) is all premiums received since the preceding Monthly Anniversary Day, less a 4% premium expense charge.

(3) is the amount of any partial surrenders (i.e. withdrawals) and associated fees under the policy since the preceding Monthly Anniversary Day.

(4) is accumulated interest, as described in the "Interest Credited on No-Lapse Value" provision of this rider.

(5) is the No-Lapse Monthly Deduction for the month following the Monthly Anniversary Day.

(6) is the surrender charge, if any, as determined from Schedule 1 of the policy, for any decrease in Specified Amount on the Monthly Anniversary Day.

On any day other than a Monthly Anniversary Day, the No-Lapse Value will be the No-Lapse Value as of the preceding Monthly Anniversary Day, plus all premiums received since the preceding Monthly Anniversary Day, less the premium expense charge noted in item (2) above, less partial surrenders and associated fees, plus accumulated interest.

The No-Lapse Value on the Date of Issue will be the initial premium received less (i) the No-Lapse Monthly Deduction for the first policy month and (ii) the premium expense charge.

On each Policy Anniversary, the No-Lapse Value will be reset to equal to the greater of (i) the No-Lapse Value on that Policy Anniversary, or (ii) 70% of the Policy Accumulation Value on that same Policy Anniversary.

The No-Lapse Value may become less than zero.

NO-LAPSE MONTHLY DEDUCTION. The No-Lapse Monthly Deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

CHARGE 1 is the No-Lapse Cost of Insurance (as described in the "No-Lapse Cost of Insurance" provision of this rider) and the cost of any additional benefits provided by rider for the policy month; and

CHARGE 2 is the No-Lapse Monthly Administrative Fee (as described in the "No-Lapse Expense Charges and Fees" provision of this rider).


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INTEREST CREDITED ON NO-LAPSE VALUE. Lincoln Life will credit interest to the
No-Lapse Value daily. The interest rate applied to borrowed and unborrowed funds will be a compounded daily rate of 0.012060% (equivalent to a compounded annual rate of 4.5%).

NO-LAPSE COST OF INSURANCE. The No-Lapse Cost of Insurance under this rider is determined on a monthly basis. Such cost will be the result of (1) minus (2), multiplied by (3), and divided by 1,000, where:

(1) is the No-Lapse Death Benefit at the beginning of the policy month, divided by 1.0032737,

(2) is the No-Lapse Value at the beginning of the policy month prior to the No-Lapse Monthly Deduction, or zero, if greater, and

(3) is the No-Lapse Factor as described in the Table of No-Lapse Factors attached to this rider.

NO-LAPSE DEATH BENEFIT. The No-Lapse Death Benefit is calculated as described in the "Death Benefit" provision of the policy using the No-Lapse Value in lieu of the Accumulation Value.

FIXED ACCOUNT ALLOCATION. The percentage of the policy Net Accumulation Value allocated to the Fixed Account, as initially selected on the application or subsequently changed by the Owner. The Fixed Account Allocation can impact the No-Lapse Value as described in the "Table of No-Lapse Factors".

ALLOCATION REQUIREMENT. This rider requires that Automatic Rebalancing, as described in the policy, be maintained as long as the rider is in force. Additionally, Lincoln Life reserves the right to restrict the allocation to any one of a group of specified Variable Sub-Accounts to a maximum of 40% of the Net Accumulation Value of the policy. If such a requirement is imposed, the Owner will be notified In Writing. Such notice will identify the impacted Variable Sub-Accounts and the action required to meet the Allocation Requirement.

TERMINATION. This rider and all rights provided under it will terminate automatically upon whichever of the following occurs first: (i) the Insured reaches Age 100, (ii) surrender or other termination of the policy, (iii) discontinuation of Automatic Rebalancing, or (iv) the Allocation Requirement is imposed and corrective action is not taken within 61 days after the date of mailing of the notice of such requirement. If the rider terminates due to (i) above, coverage will continue as provided under the "Continuation of Coverage" provision of the policy. If this rider terminates, it cannot be reinstated.

The duration of the Lapse Protection provided by this rider may be reduced if:
(i) premiums or other deposits are not received on or before their due date;
(ii) any Indebtedness exists, or (iii) the Owner initiates any policy change that decreases the No-Lapse Value under the policy. Policy changes that could decrease the No-Lapse Value include, but are not limited to, partial surrenders, increases in Specified Amount, changes in Death Benefit Option, and changes in the Fixed Account Allocation.

POLICY PROVISIONS. Except as provided above, this rider is subject to all the terms of the policy.

EFFECTIVE DATE. This rider becomes effective as of its Date of Issue which is the Date of Issue of the policy.

                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                                      [GRAPHIC]

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                            TABLE OF NO-LAPSE FACTORS

SPECIAL NOTE:  These monthly reference factors are based on the sex, Age and premium class of the Insured. If the Insured is in a rated premium class, the No-Lapse rates will be those in the table multiplied by the Risk Factor, if any, shown in the POLICY SPECIFICATIONS. In determining the No-Lapse Cost of Insurance used in the calculation of the No-Lapse Value, Lincoln Life will add the amount of the Flat Extra Monthly Insurance Cost, if any, shown in the POLICY SPECIFICATIONS. These factors are not used in calculating the actual Accumulation Value or Death Benefit provided under the policy.

              MONTHLY                  MONTHLY                 MONTHLY                  MONTHLY
 DURATION      RATE        DURATION     RATE       DURATION     RATE        DURATION     RATE
-----------------------    ---------------------   ---------------------    ---------------------
     1       0.12668           2      0.18670          3      0.23005           4      0.27007
     5       0.31427           6      0.36764          7      0.43352           8      0.49691
     9       0.55281          10      0.61204         11      0.65960          12      0.73554
    13       0.82401          14      0.96510         15      1.13044          16      1.32425
    17       1.55073          18      1.81663         19      2.12785          20      2.49287

    21       2.92017          22      3.42083         23      4.00766          24      4.69612
    25       5.50346          26      6.45051         27      7.56175          28      8.86625
    29       10.39784         30      12.19697        31      14.31194         32      16.80008
    33       19.72921         34      23.18015        35      28.37721         36      34.77892
    37       42.68582         38      44.06384        39      45.48924         40      46.96146

    41       48.48455         42      50.05893        43      51.68783         44      53.37171
    45       55.11295         46      56.91487        47      58.77806         48      60.70691
    49       62.70208         50      64.76618        51      66.90376         52      69.11565
    53       71.40657         54      73.77746        55      76.23318




On each Monthly Anniversary Day, the monthly No-Lapse Factor is multiplied by a reduction factor, which is based on two measures: 1) Funding Level, and 2) Fixed Account Allocation. Funding Level is measured by dividing the No Lapse Value on the Monthly Anniversary Day by the sum of the policy Specified Amount and the Term Specified Amount, if any. The following table shows the reduction factors.

 IF THE FUNDING                     AND THE ALLOCATION TO THE FIXED ACCOUNT IS:
   LEVEL IS:
---------------- -------- ------- ------- -------- ------- ------- ------- ------- ------- --------
                   0 TO    10 TO   20 TO   30 TO    40 TO   50 TO   60 TO   70 TO   80 TO   90 TO
                    9%      19%     29%      39%     49%     59%     69%     79%     89%     100%
---------------- -------- ------- ------- -------- ------- ------- ------- ------- ------- --------
   0 - 9.99%:     1.00     .975    0.955   0.940    0.930   0.920   0.912   0.906   0.903   0.900

  10 - 24.99%:    .920     .820    0.740   0.680    0.640   0.600   0.568   0.544   0.530   0.520

  25% OR MORE:    .850     .698    0.576   0.484    0.423   0.362   0.313   0.277   0.255   0.240

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                        NO-LAPSE EXPENSE CHARGES AND FEES

NO-LAPSE PREMIUM LOAD. Lincoln Life will deduct a No-Lapse Premium Load of 4.0% from each premium payment.

NO-LAPSE MONTHLY ADMINISTRATIVE FEE. The No-Lapse monthly administrative fee consists of: (a) a fee of $10.00 per month during each Policy Year; (b) a monthly charge per $1,000 of the policy Initial Specified Amount and the Initial Term Specified Amount, and (c) a monthly charge per $1,000 for any increase in policy Specified Amount or Term Specified Amount. The charges described in (b) and (c) will be determined using the tables that follow and will be based on the Premium Class as shown in the Policy Specifications and the Insured's Age at the Date of Issue and at the date of any increase in Specified Amount.

MALE          MONTHLY CHARGE PER $1000
                          NON-                                               NON-
              PREFERRED   SMOKER      STANDARD                   PREFERRED   SMOKER      STANDARD
AGE           CLASS       CLASS       CLASS          AGE         CLASS       CLASS       CLASS
------------- ----------- ----------- ----------- -- ----------- ----------- ----------- -----------
0-25          0.004       0.008       0.013          63          0.281       0.562       0.843
26            0.004       0.008       0.013          64          0.306       0.612       0.918
27            0.005       0.010       0.015          65          0.333       0.667       1.000
28            0.005       0.010       0.015          66          0.348       0.695       1.043
29            0.006       0.012       0.018          67          0.362       0.723       1.085

30            0.006       0.012       0.018          68          0.377       0.753       1.130
31            0.007       0.013       0.020          69          0.392       0.783       1.175
32            0.007       0.013       0.020          70          0.408       0.817       1.225
33            0.008       0.015       0.023          71          0.425       0.850       1.275
34            0.008       0.015       0.023          72          0.443       0.885       1.328

35            0.008       0.017       0.025          73          0.461       0.922       1.383
36            0.010       0.020       0.030          74          0.480       0.960       1.440
37            0.013       0.025       0.038          75          0.500       1.000       1.500
38            0.015       0.030       0.045          76          0.521       1.042       1.563
39            0.018       0.037       0.055          77          0.543       1.085       1.628

40            0.022       0.043       0.065          78          0.565       1.130       1.695
41            0.027       0.053       0.080          79          0.588       1.177       1.765
42            0.033       0.065       0.098          80          0.613       1.225       1.838
43            0.039       0.078       0.118          81          0.638       1.275       1.913
44            0.048       0.097       0.145          82          0.663       1.327       1.990

45            0.058       0.117       0.175          83          0.690       1.380       2.070
46            0.063       0.127       0.190          84          0.718       1.435       2.153
47            0.070       0.140       0.210          85          0.746       1.492       2.238
48            0.076       0.152       0.228          86          0.775       1.550       2.325
49            0.083       0.167       0.250          87          0.805       1.610       2.415

50            0.091       0.182       0.273          88          0.836       1.672       2.508
51            0.099       0.198       0.298          89          0.868       1.735       2.603
52            0.108       0.217       0.325          90          0.900       1.800       2.700
53            0.118       0.237       0.355          91          0.933       1.867       2.800
54            0.130       0.260       0.390          92          0.968       1.935       2.903

55            0.142       0.283       0.425          93          1.003       2.007       3.010
56            0.154       0.308       0.463          94          1.041       2.082       3.123
57            0.168       0.337       0.505          95          1.080       2.160       3.240
58            0.183       0.367       0.550          96          1.121       2.242       3.363
59            0.199       0.398       0.598          97          1.163       2.327       3.490

60            0.218       0.435       0.653          98          1.208       2.415       3.623
61            0.237       0.473       0.710          99          1.253       2.507       3.760
62            0.258       0.515       0.773

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

FEMALE        MONTHLY CHARGE PER $1000
                          NON-                                               NON-
              PREFERRED   SMOKER      STANDARD                   PREFERRED   SMOKER      STANDARD
AGE           CLASS       CLASS       CLASS          AGE         CLASS       CLASS       CLASS
------------- ----------- ----------- ----------- -- ----------- ----------- ----------- -----------
0-25          0.003       0.007       0.010          63          0.225       0.449       0.674
26            0.003       0.007       0.010          64          0.245       0.489       0.734
27            0.004       0.008       0.012          65          0.267       0.533       0.800
28            0.004       0.008       0.012          66          0.278       0.556       0.834
29            0.005       0.009       0.014          67          0.289       0.578       0.868

30            0.005       0.009       0.014          68          0.302       0.603       0.904
31            0.005       0.011       0.016          69          0.313       0.627       0.940
32            0.005       0.011       0.016          70          0.327       0.653       0.980
33            0.006       0.012       0.018          71          0.340       0.680       1.020
34            0.006       0.012       0.018          72          0.354       0.708       1.062

35            0.007       0.013       0.020          73          0.368       0.738       1.106
36            0.008       0.016       0.024          74          0.384       0.768       1.152
37            0.010       0.020       0.030          75          0.400       0.800       1.200
38            0.012       0.024       0.036          76          0.417       0.833       1.250
39            0.015       0.029       0.044          77          0.434       0.868       1.302

40            0.018       0.035       0.052          78          0.452       0.904       1.356
41            0.022       0.043       0.064          79          0.471       0.942       1.412
42            0.026       0.052       0.078          80          0.490       0.980       1.470
43            0.032       0.063       0.094          81          0.510       1.020       1.530
44            0.038       0.078       0.116          82          0.531       1.062       1.592

45            0.047       0.093       0.140          83          0.552       1.104       1.656
46            0.051       0.102       0.152          84          0.574       1.148       1.722
47            0.056       0.112       0.168          85          0.597       1.193       1.790
48            0.061       0.122       0.182          86          0.620       1.240       1.860
49            0.067       0.133       0.200          87          0.644       1.288       1.932

50            0.073       0.145       0.218          88          0.668       1.338       2.006
51            0.079       0.158       0.238          89          0.694       1.388       2.082
52            0.087       0.173       0.260          90          0.720       1.440       2.160
53            0.095       0.189       0.284          91          0.747       1.493       2.240
54            0.104       0.208       0.312          92          0.774       1.548       2.322

55            0.113       0.227       0.340          93          0.803       1.605       2.408
56            0.123       0.247       0.370          94          0.833       1.665       2.498
57            0.135       0.269       0.404          95          0.864       1.728       2.592
58            0.147       0.293       0.440          96          0.897       1.793       2.690
59            0.159       0.318       0.478          97          0.931       1.862       2.792

60            0.174       0.348       0.522          98          0.966       1.932       2.898
61            0.189       0.378       0.568          99          1.003       2.005       3.008
62            0.206       0.412       0.618

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